3:
                             Joint Filing Statement


             I, the undersigned, hereby express my agreement that the Attached Form 3 is filed on behalf of me and authorize James N. Baxter to sign on my behalf and file this and Forms 3 and 4 and all other Forms and amendments required or permitted to be filed on my behalf with the Securities and Exchange Commission with regard to my relations with Acola Corp. until further notice.


Date:  December 17, 2002

17:
      /s/ Richard A. Evans, M.D.
         -----------------------------------
 		Richard A. Evans, M.D.